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Exhibit 23(b)

[Letterhead of Ernst & Young LLP]

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-108711) and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") and to the incorporation by reference therein of our report dated January 10, 2003 with respect to the consolidated financial statements and financial statement schedule of the Company included in its Annual Report on Form 10-K for the year ended November 30, 2002, filed with the Securities and Exchange Commission.

New York, New York
October 2, 2003

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  Exhibit 23(b)
Consent of Independent Auditors